EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-119300 on Form S-8 pertaining to The Cato Corporation 2004 Incentive Compensation Plan, in Registration Statement No. 333-119299 pertaining to The Cato Corporation 2003 Employee Stock Purchase Plan, Registration Statement No. 333-96283 on Form S-8 pertaining to The Cato Corporation 1999 Incentive Compensation Plan, in Registration Statement No. 33-41314 on Form S-8 pertaining to The Cato Corporation 1987 Incentive Stock Option Plan, in Registration Statement No. 33-41315 on Form S-8 pertaining to The Cato Corporation 1987 Nonqualified Stock Option Plan, and in Registration Statements Nos. 33-69844 and 333-96285 on Forms S-8 pertaining to The Cato Corporation 1993 Employee Stock Purchase Plan, of our report dated April 11, 2006 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Charlotte, North Carolina
April 11, 2006

48

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

	Allowance
	for		Reserve for	Allowance
	Doubtful		Rental	for Sales
	Accounts(a)		Commitments(b)	Returns(c)
	(In thousands)

Balance at February 1, 2003	$6,099		$956	$390
Additions charged to costs and expenses	6,098		1,062	10
Additions charged to other accounts	858	(d)	—	—
Deductions	(6,720	)(e)	(1,402)	—

Balance at January 31, 2004	6,335		616	400
Additions charged to costs and expenses	5,096		1,373	22
Additions charged to other accounts	1,069	(d)	—	—
Deductions	(6,378	)(e)	(1,502)	—

Balance at January 29, 2005	6,122		487	422
Additions charged to costs and expenses	4,228		764	60
Additions charged to other accounts	1,117	(d)	—	—
Deductions	(7,773	)(e)	(1,038)	—

Balance at January 28, 2006	$3,694		$213	$482

(a)	Deducted from trade accounts receivable.

(b)	Reserve for closed store lease obligations net of estimated sublease income.

(c)	Gross margin on return sales.

(d)	Recoveries of amounts previously written off.

(e)	Uncollectible accounts written off.

S-2